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                                                                     Exhibit 3.8

                                                                  Execution Copy


                           FIRST AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          K-SEA GENERAL PARTNER GP LLC

                          DATED AS OF JANUARY 14, 2004


     THE SECURITIES ISSUED BY K-SEA GENERAL PARTNER GP LLC (INCLUDING, WITHOUT LIMITATION, THE SECURITIES DISTRIBUTED BY NEW K-SEA TRANSPORTATION LLC TO ITS MEMBERS) IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND, AS SUCH THEY MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THE SECURITIES HAVE BEEN QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS SUCH QUALIFICATION AND REGISTRATION IS NOT LEGALLY REQUIRED. TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT MAY BE FURTHER SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS......................................................................... 2

     1.1. Definitions......................................................................... 2
     1.2. Terms Generally.................................................................... 11

ARTICLE II ORGANIZATION; PURPOSE AND POWERS.................................................. 11

     2.1. Formation.......................................................................... 11
     2.2. Certificate........................................................................ 11
     2.3. Name............................................................................... 12
     2.4. Term............................................................................... 12
     2.5. Office and Agent................................................................... 12
     2.6. Qualification in Other Jurisdictions............................................... 12
     2.7. Purpose and Powers................................................................. 12

ARTICLE III MEMBERS.......................................................................... 13

     3.1. Members............................................................................ 13
     3.2. Admission of New Members........................................................... 14
     3.3. Withdrawals or Resignations........................................................ 14
     3.4. Voting Rights and Procedures....................................................... 14
     3.5. Termination of Units............................................................... 15
     3.6. Liability to Third Parties......................................................... 15
     3.7. Lack of Authority.................................................................. 15
     3.8. Nature of Interest in the Company.................................................. 15
     3.9. Representations and Warranties of Members.......................................... 15
     3.10. Successors and Substitute Members................................................. 16
     3.11. Business Opportunities of K-Sea Investors L.P..................................... 16

ARTICLE IV CAPITAL CONTRIBUTIONS............................................................. 17

     4.1. Initial Member Capital Contributions............................................... 17
     4.2. Additional Capital Contributions................................................... 17

ARTICLE V DISTRIBUTIONS...................................................................... 17

     5.1. Distributions...................................................................... 17
     5.2. Tax Distributions.................................................................. 17
     5.3. Distribution in Kind............................................................... 18

ARTICLE VI ALLOCATIONS AND CAPITAL ACCOUNTS.................................................. 18

     6.1. Capital Accounts................................................................... 18
     6.2. Allocations........................................................................ 18
     6.3. Limitations on Losses and Special Rules............................................ 19
     6.4. Tax Allocations.................................................................... 21
     6.5. Curative Allocations............................................................... 21

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
ARTICLE VII MANAGEMENT....................................................................... 22

     7.1. Establishment of Board............................................................. 22
     7.2. The Board: Delegation of Authority and Duties...................................... 22
     7.3. Term of Office..................................................................... 23
     7.4. Meetings of the Board and Committees............................................... 23
     7.5. Voting............................................................................. 24
     7.6. Responsibility and Authority of the Board.......................................... 24
     7.7. Company Funds...................................................................... 24
     7.8. Devotion of Time................................................................... 24
     7.9. Payments to Directors: Reimbursements.............................................. 24
     7.10. Citizenship Requirements.......................................................... 25
     7.11. Officers.......................................................................... 25

ARTICLE VIII TRANSFERS OF UNITS.............................................................. 27

     8.1. General............................................................................ 27
     8.2. Permitted Transfers................................................................ 28
     8.3. Legend............................................................................. 29

ARTICLE IX OTHER COVENANTS AND REPRESENTATIONS............................................... 30

     9.1. Approved Sales..................................................................... 30
     9.2. Tag-Along.......................................................................... 30
     9.3. Management Investment.............................................................. 32
     9.4. Purchaser Representative........................................................... 34

ARTICLE X DISSOLUTION AND LIQUIDATION........................................................ 34

     10.1. Duration.......................................................................... 34
     10.2. Liquidation of Company Interests.................................................. 34
     10.3. Termination....................................................................... 36

ARTICLE XI BOOKS AND RECORDS................................................................. 36

     11.1. Books............................................................................. 36
     11.2. Tax Allocations and Reports....................................................... 36

ARTICLE XII EXCULPATION AND INDEMNIFICATION.................................................. 37

     12.1. Indemnification................................................................... 37
     12.2. Liability of Indemnitees.......................................................... 38
     12.3. Indemnification and Reimbursement for Payments on Behalf of a Unitholder.......... 39

ARTICLE XIII MISCELLANEOUS................................................................... 39

     13.1. Confidentiality................................................................... 39
     13.2. Waiver of Jury Trial.............................................................. 40
     13.3. Governing Law..................................................................... 40
     13.4. Descriptive Headings.............................................................. 40
     13.5. Severability...................................................................... 40

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
     13.6. Amendments........................................................................ 41
     13.7. Gender and Number................................................................. 41
     13.8. Notice............................................................................ 41
     13.9. Counterparts...................................................................... 42
     13.10. Entire Agreement................................................................. 42
     13.11. No Waiver of Remedies............................................................ 42
     13.12. Remedies Cumulative.............................................................. 42
     13.13. Binding Effect................................................................... 43
     13.14. Determinations of Fair Market Value.............................................. 43


SCHEDULE A - LIST OF MEMBERS AND CAPITALIZATION

EXHIBIT A - FORM OF JOINDER

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                           FIRST AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          K-SEA GENERAL PARTNER GP LLC


     THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of K-Sea General Partner GP LLC, a Delaware limited liability company (the "COMPANY"), dated as of January 14, 2004, is adopted, executed and agreed to, for good and valuable consideration, by New K-Sea Transportation LLC, a Delaware limited liability company and the sole member of the Company ("NEW K-SEA LLC"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in Article I below.

     WHEREAS, Timothy J. Casey ("CASEY") caused the Company to be formed as a limited liability company under the Delaware Limited Liability Company Act on August 29, 2003 and a Certificate of Formation was filed with the Secretary of State of the State of Delaware on such date; and

     WHEREAS, Casey, as the sole member, adopted, executed and agreed to enter into a Limited Liability Company Agreement (the "PRIOR AGREEMENT") relating to the Company on August 29, 2003; and

     WHEREAS, Casey assigned his entire membership interest in the Company to K-Sea Transportation LLC, a Delaware limited liability company ("K-SEA LLC"), on August 29, 2003; and

     WHEREAS, K-Sea LLC merged with and into K-Sea LP1, L.P., a Texas limited partnership ("K-SEA LP1"), with LP#1 as the surviving entity of the merger; and

     WHEREAS, LP#1 and K-Sea LP2, L.P., a Texas limited partnership, merged with both entities surviving the merger; and

     WHEREAS, LP#1 and K-Sea GP1, LLC, a Delaware limited liability company ("K-SEA GP1"), merged with and into New K-Sea LLC, with New K-Sea LLC as the surviving entity of the merger whereby New K-Sea LLC became the sole member of the Company; and

     WHEREAS, New K-Sea LLC intends to distribute all of its member interest in the Company pro rata to its members; and

     WHEREAS, in contemplation of the distribution of all of its Membership Interest in the Company pro rata to its members New K-Sea LLC desires to amend and restate in its entirety the Prior Agreement;

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     NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, New K-Sea LLC, as the sole member of the Company, hereby amends the Prior Agreement and, as so amended, restates it in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1. DEFINITIONS. When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

     "ACQUISITION DATE" means, with respect to a given Unit, the date such Unit was purchased by its initial Unitholder; provided that in the case of a Unit distributed to the members of New K-Sea LLC, the Acquisition Date of such Unit means the date the corresponding New K-Sea Unit was deemed to be initially purchased by such Unitholder. The Acquisition Dates for the Units issued as of the date of the distribution of all of New K-Sea LLC's Membership Interest to its members are set forth in SCHEDULE A hereto.

     "ACT" means the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et. seq., as in effect from time to time.

     "ADDITIONAL INTERESTS" has the meaning specified in Section 3.2.

     "AFFILIATE" means, as to any Person, any Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person; PROVIDED, the term "control," as used in this definition, shall mean with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity (whether through ownership of voting securities, by contract or otherwise).

     "AGREEMENT" means this Limited Liability Company Agreement, as amended, restated or modified from time to time, including any exhibits and schedules hereto.

     "APPLICABLE LAW" means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, Governmental Approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, applicable to such Person or its subsidiaries or their respective assets.

     "APPROVED SALE" has the meaning specified in Section 9.1.

     "AVAILABLE CASH" means, at any time, the net amount of cash of the Company which the Board determines it may distribute to the Members after due consideration of (i) operating expenses of the Company, (ii) outstanding and unpaid obligations of the Company, (iii) payment of any excess cash required to be made to any creditor and (iv) such other reserves as the Board determines.

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     "BANKRUPTCY EVENT" means, with respect to any Person: (i) the filing of a petition by or against a Person as "debtor" under Title 11 of the United States Code (the "Bankruptcy Code") seeking the adjudication of such Person as bankrupt or the appointment of a trustee, receiver, or custodian of such Person's assets and in case of a petition filed against such Person, such filing not having been withdrawn or dismissed within thirty (30) days after the date of such filing;
(ii) the making by such Person of a general assignment for the benefit of creditors; (iii) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian to take possession of or control over the assets of such Person unless such proceedings and the person appointed are dismissed within thirty (30) days of the date upon which the court issued its order, judgment, or decree; or (iv) the determination by the Bankruptcy Court or the written admission of such Person that such Person is generally unable to pay his or her debts as they become due within the meaning of Section 303(h)(l) of the Bankruptcy Code.

     "BASE RATE" means on any date of determination, a variable rate per annum equal to the rate of interest published, from time to time, by THE WALL STREET JOURNAL as the "prime rate" at large U.S. money center banks.

     "BOARD" means the Board of Directors as specified in Article VII hereof.

     "CAPITAL ACCOUNT" means, for each Unitholder, the Capital Account established for each Unitholder pursuant to Article VI as maintained for each Unitholder as follows:

            (A)  to each Unitholder's Capital Account there shall be credited
(a) such Unitholder's Capital Contributions, if any, when and as received and
(b) the Profit, Gross Income and other items of Company income and gain allocated to such Unitholder pursuant to Article VI;

            (B) to each Unitholder's Capital Account there shall be debited (a) the aggregate amount of cash distributed to such Unitholder, (b) the Loss and other items of Company loss and deduction allocated to such Unitholder pursuant to Article VI (other than Section 6.3), and (c) the Gross Asset Value of any Company assets (other than cash) distributed to such Unitholder in kind (net of any liabilities secured by such distributed property that the Unitholder is considered to assume or take under Code Section 752);

            (C) Capital Accounts shall be otherwise adjusted in accordance with Treasury Regulations Section 1.704-1(b); and

            (D) if Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Units.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     "CAPITAL CONTRIBUTION" means for each Unitholder the total amount of cash and the Gross Asset Value of property contributed to the Company by such Unitholder pursuant to Section 4.1 or 4.2 or otherwise, net of any liabilities associated with such contributed property that the

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Company is considered to assume or "take subject to" under Section 752 of the
Code, which Capital Contribution shall be reflected on Schedule A hereto as amended from time to time in accordance with the terms of this Agreement. With respect to Units distributed by New K-Sea LLC to its members, Capital Contribution shall be the proportionate share of the Initial Capital Contribution made by Casey that relates to such Unit.

     "CAUSE" means with respect to a Management Member that such Management Member has (i) been convicted of, or has plead guilty or NOLO CONTENDERE to any felony or to any crime involving moral turpitude; (ii) willfully or intentionally failed to perform the Management Member's duties and responsibilities or failed to follow a lawful written directive of the board of directors or equivalent body or supervisor of the K-Sea Group member that employs such Management Member (other than any such failure resulting from the Management Member's Incapacity); (iii) committed any fraud, embezzlement, misappropriation of funds, or breached any of the Management Member's material obligations under any non-competition, confidentiality or non-solicitation agreements to which such Management Member is a party, or (iv) committed any other act or omitted to take any other action that gives any member of the K-Sea Group the right to terminate such Management Member for cause under any employment agreement to which the Management Member is a party or any company-wide policy applicable to all employees of the K-Sea Group member that employs such Management Member; PROVIDED, HOWEVER, if a Management Member has a written employment agreement with any member of the K-Sea Group containing a definition of "Cause," "CAUSE" shall have the meaning given such term in such written employment agreement.

     "CASEY" has the meaning set forth in the recitals hereto.

     "C CORPORATION" means a corporation subject to taxation under Section 11 of the Code.

     "CERTIFICATE" means the Certificate of Formation for the Company originally filed with the Secretary of State of the State of Delaware and as amended or restated from time to time.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:

            (a) the sale or transfer of all or substantially all of the consolidated assets of the Company as an entirety to any Person or related group of Persons other than an Affiliate or Affiliates of the Company;

            (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Members as of the date of this Agreement and their Permitted Transferees, including, without limitation, the members of New K-Sea LLC who receive Units as part of the distribution of all of New K-Sea LLC's Membership Interest to its members, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Units;

            (a) the Company engages in any merger, consolidation, sale of Units held by Members, or any other transaction with any other Person, with the effect that the Unitholders of the Company immediately prior thereto own, directly or indirectly, in the aggregate, less than 50% of (i) the Units of the Company if the Company is the surviving

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     entity or (ii) the voting common stock (or the equivalent) of the surviving or resulting entity if the Company is not the surviving entity, in each such case immediately after such transaction;

provided, however, that the consummation of the transactions contemplated by or referred to in the Contribution, Conveyance and Assumption Agreement shall not singly or in the aggregate constitute a Change of Control.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMPANY" has the meaning set forth in the recitals hereto.

     "COMPANY MINIMUM GAIN" has the same meaning as "partnership minimum gain" in Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d). A Unitholder's share of Minimum Gain shall be computed in accordance with the provisions of Treasury Regulations Section 1.704-2(g).

     "CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT" means the Contribution, Conveyance and Assumption Agreement effective as of the Closing Date (as defined therein) by and among K-Sea Investors L.P., K-Sea LLC, MLP, EW Holding Corp., a New York corporation, K-Sea Transportation Corp., a New York corporation, and K-Sea Operating Partnership L.P., a Delaware limited partnership.

     "CORPORATION" means a corporation organized under the Delaware General Corporation Law.

     "DEFICIT CAPITAL ACCOUNT" shall mean with respect to any Unitholder, the deficit balance, if any, in such Unitholder's Capital Account as of end of the Taxable Year, after giving effect to the following adjustments:

            (a) credit to such Capital Account any amount which such Unitholder is obligated to restore under Treas. Reg. Section 1.704-l(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentence of Treas. Reg. Section l.704-2(g)(1) and (i)(5), after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Treas. Reg. Section 1.704-2(d)) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Treas. Reg. Section 1.704-2(i)(3)); and

            (b) debit to such Capital Account the items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Deficit Capital Account is intended to comply with the provision of Treas. Reg. Sections 1.704-1 (b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

     "DEPRECIATION" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal

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income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; PROVIDED, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Gross Asset Value of the asset is positive, Depreciation shall be determined with reference to such beginning Gross Asset Value using any permitted method selected by the Board.

     "DERIVATIVES" means, with respect to any Units, derivative securities whose value or other economic features is based on the value or such other economic features of such Units.

     "DIRECTORS" has the meaning specified in Section 7.1.

     "ESCROW AMOUNT" has the meaning specified in Section 9.2.

     "ESCROW NOTICE" has the meaning specified in Section 9.2.

     "FAIR MARKET VALUE" means, as of any date, the fair market value on such date as determined pursuant to Section 13.14. For this purpose, securities that are restricted by law, contract, market conditions (including trading volume relative to the Company's holding) or otherwise as to saleability or transferability may be valued at an appropriate discount, based on the nature and term of such restrictions.

     "FISCAL YEAR" means (i) the taxable year of the Company, which shall be determined by the Board consistent with Section 706(b) of the Code, and (ii) for purposes of Article VI, the portion of any Fiscal Year for which the Company is required to (or does) allocate Gross Income, Profit, Loss, or other items pursuant to Article VI.

     "FURMAN SELZ GROUP" means Furman Selz Investors II L.P., FS Employee Investors LLC, FS Parallel Fund L.P., FS Private Investments LLC, Furman Selz Investments II LLC and any present or former managing director, partner, general partner, limited partner, member, officer, employee or shareholder of any of the foregoing.

     "GOOD REASON" means the resignation of an employee after the location of the principal office of the Company is moved outside of a 75 mile radius of the current location of the Company unless such successor location is mutually agreed upon by the employee and the Company.

     "GOVERNMENTAL APPROVAL" means any action, order, authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

     "GOVERNMENTAL AUTHORITY" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction oven the matter or matters in question.

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     "GROSS ASSET VALUE" means, with respect to any Company asset, the adjusted basis of such asset for Federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

            (b) The Gross Asset Value of each Company asset may, at the discretion of the Tax Matters Partner, be adjusted to equal its respective gross Fair Market Value, as of the following times: (i) the acquisition of an Additional Interest in the Company by any new or existing Member in exchange for more than a DE MINIMUS Capital Contribution; (ii) the distribution by the Company to a Unitholder of more than a DE MINIMUS amount of Company assets (other than cash) as consideration for all or part of its Units unless the Board reasonably determines that such adjustment is not necessary to reflect the relative economic interests of the Unitholders in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section Section 1.704-l(b)(2)(ii)(g);

            (c) The Gross Asset Value of a Company asset distributed to any Unitholder shall be the Fair Market Value of such Company asset as of the date of distribution thereof;

            (d) The Gross Asset Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Company asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section Section 1.704-1(b)(2)(iv)(m); provided, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

            (e) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Company asset for purposes of computing Profits and Losses.

     "GROSS INCOME" means for each Fiscal Year, all items of income and gain recognized by the Company.

     "HOLD" means direct or indirect possession and/or beneficial or record ownership.

     "INCAPACITY" means, as to any Person, the death or the adjudication of incompetence or insanity of such Person.

     "INDEMNITEE" means each and every Member, Director, Officer or direct or indirect officer, director, stockholder, member or partner of a Member.

     "INITIAL CAPITAL CONTRIBUTION" has the meaning specified in Section 4.1(a).

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     "K-SEA GP1" has the meaning set forth in the recitals hereto.

     "K-SEA GROUP" means the Company and its Affiliates and the MLP and its Affiliates.

     "K-SEA INVESTORS L.P." has the meaning specified in Section 3.11.

     "K-SEA LLC" has the meaning set forth in the recitals hereto.

     "K-SEA LP1" has the meaning set forth in the recitals hereto.

     "K-SEA UNIT" means a "Unit" of K-Sea LLC as such term is defined in the Amended and Restated Limited Liability Company Agreement of K-Sea LLC dated as of January 8, 2004.

     "LIQUIDATOR" means the Person responsible for winding up the Company pursuant to Section 10.2 hereof.

     "MAJORITY APPROVAL" of the Units means the approval of Members owning a majority of the Units.

     "MANAGEMENT MEMBER" has the meaning specified in Section 9.3.

     "MANAGEMENT UNITS" has the meaning specified in Section 9.3.

     "MEMBER" means each Person who (a) (i) is an initial signatory to this Agreement, (ii) is a member of New K-Sea LLC at the time that New K-Sea LLC distributes all of its Membership Interest to its members and has signed the signature page hereof or has executed and delivered to the Board a written undertaking in the form of Exhibit A attached hereto to be bound by the terms and conditions of this Agreement, or (iii) has been admitted to the Company as a Member in accordance with the provisions of Article III of this Agreement, and
(b) has not become subject to an Incapacity or otherwise ceased to be a Member in accordance with the provisions of this Agreement or for any other reason. No Person who is not a Member shall be deemed a "member" under the Act.

     "MEMBERSHIP INTEREST" means a Member's entire interest in the Company, including such Member's economic interest, the right to vote on or participate in the Company's management, and the right to receive information concerning the business and affairs of the Company, in each case, to the extent expressly provided in this Agreement or required by the Act.

     "MLP" means K-Sea Transportation Partners L.P., a Delaware limited partnership.

     "MLP GP" means K-Sea General Partner L.P., a Delaware limited partnership and the general partner of MLP.

     "NEW K-SEA LLC" has the meaning set forth in the recitals hereto.

     "NEW K-SEA UNIT" means a "Unit" of New K-Sea LLC as such term is defined in the Limited Liability Company Agreement of New K-Sea LLC dated as of January 8, 2004.

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     "OFFICER" means each Person who has been designated as, and who has not ceased to be, an officer of the Company pursuant to Section 7.11 hereof, which Person has been appointed as an officer of the Company by a duly adopted resolution of the Board.

     "OTHER UNITHOLDER" means, with respect to a Unitholder, all Unitholders other than such Unitholder.

     "PERMITTED TRANSFER" means all Transfers permitted under Section 8.2.

     "PERMITTED TRANSFEREES" means all Transferees permitted under Section 8.2.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PRIOR AGREEMENT" has the meaning set forth in the recitals hereto.

     "PROFIT" and "LOSS" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (including for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1)), with the following adjustments:

            (a) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this definition shall be added to such taxable income or loss;

            (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(i) (other than expenses in respect of which an election is properly made under Section 709 of the Code), and not otherwise taken into account in computing Profit or Loss pursuant to this definition shall be subtracted from such taxable income or loss;

            (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of an asset) or loss (if the adjustment decreases the Gross Asset Value of an asset) from the disposition of such Company asset for purposes of computing Profit or Loss;

            (d) Gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company asset disposed of, notwithstanding that the adjusted tax basis of such Company asset may differ from its Gross Asset Value;

            (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

            (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1 704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profit or Loss; and

            (g) Any items of income, gain, loss or deduction specially allocated under Section 6.3(b) through and including 6.3(h) shall be excluded.

     "REPURCHASE FAIR MARKET VALUE" has the meaning specified in Section 9.3.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute, and the rules and regulations promulgated thereunder.

     "SELLER'S NOTICE" has the meaning specified in Section 9.2.

     "SHIPPING ACT" means the Shipping Act, 1916, as amended from time to time.

     "SUBSIDIARY" of any Person (with respect to such Subsidiary, the "PARENT") means any other Person whose (a) securities having ordinary voting power to elect a majority of its board of directors or managing or general partners (or other persons having similar functions) or (b) other ownership interests (including partnership and membership interests) ordinarily constituting a majority interest in the capital, profits or cash flow of such Person, are at the time, directly or indirectly, owned or controlled by such parent, or by one or more other Subsidiaries of such parent, or by such parent and one or more of its other Subsidiaries.

     "TAG-ALONG NOTICE" has the meaning specified in Section 9.2.

     "TAX MATTERS PARTNER" has the meaning specified in Section 11.2.

     "TERMINATION NOTICE" has the meaning specified in Section 9.3.

     "TRANSFER" means any sale, transfer, assignment, pledge, or other disposal of a Unit, and the terms "Transferee," "Transferor," "Transferring," and "Transferred" shall have correlative meanings.

     "TRANSFERRING UNITHOLDER" means any Unitholder making a Transfer of any Units pursuant to the provisions of Article VIII.

     "TREASURY REGULATIONS" means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

     "UNIT" means a unit of economic interest embodied in a Membership Interest, including without limitation, an interest in certain allocations of Gross Income, Profits, Losses, and items of income, gain, loss, deduction, and credit of the Company, and in certain distributions under this Agreement. Units may be issued in whole and fractional numbers. The number of Units allocated to each Unitholder following the distribution of New K-Sea LLC's Membership Interests to its members is listed on SCHEDULE A attached hereto, subject to adjustment pursuant to this Agreement.

     "UNITHOLDER" means any Member or other Person in its capacity as owner of one or more Units, as reflected on the Company's books and records; PROVIDED, that for purposes of Article VI, "Unitholder" may only be a Member or other Person that is treated as a "partner" for purposes of Code Section 704 and the regulations thereunder.

     "UNITHOLDER NONRECOURSE DEBT" has the same meaning as "partner nonrecourse debt," as defined in Treasury Regulations Section 1.704-2(b)(4).

     "UNITHOLDER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Unitholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

     "UNRETURNED CAPITAL CONTRIBUTION" means, as to any Unitholder, the Unitholder's Capital Contribution, reduced by the total distributions to such Unitholder made pursuant to Sections 5.1 and 5.2.

     1.2.   TERMS GENERALLY. Throughout this Agreement:

     The definitions in Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Each reference to a Person shall include the successors thereto by merger, reorganization or other similar transaction.

                                   ARTICLE II
                        ORGANIZATION; PURPOSE AND POWERS

     2.1. FORMATION. The Company was formed as a Delaware limited liability company under the Act by the filing of the Certificate. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

     2.2. CERTIFICATE. The Certificate has been prepared, executed and filed in the Office of the Secretary of State for the State of Delaware.

     2.3. NAME. The name of the Company shall be "K-Sea General Partner GP LLC," and the Company may conduct business under that name or any other name hereafter approved by the Board.

     2.4. TERM. The term of the Company commenced as of the date of the filing of the Certificate. The Members shall continue the existence of the Company until dissolution and termination of the Company in accordance with the provisions of Article IX hereof.

     2.5. OFFICE AND AGENT. The principal office of the Company shall be located at 3245 Richmond Terrace, P.O. Box 030316, Staten Island, NY 10303-0003, or such other location as the Board may determine. The registered agent and office in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801 or as hereafter determined by the Board in accordance with the Act.

     2.6. QUALIFICATION IN OTHER JURISDICTIONS. The Officers shall cause the Company to be qualified or registered under foreign entity or assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company owns property or transacts business to the extent such qualification or registration is necessary or advisable in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business. In connection with the foregoing, any Officer, as an authorized person within the meaning of the Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

     2.7.   PURPOSE AND POWERS.

            (a) The nature or purpose of the business to be conducted or promoted by the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

            (b) Subject to the limitations expressly set forth in this Agreement, the Company shall have the power and authority to do any and all acts and things deemed necessary or desirable by the Board to further the Company's purposes and carry on its business, including, without limitation, the following:

                 (i)     acting as the general partner of MLP GP;

                 (ii) entering into any kind of activity and performing contracts of any kind necessary or desirable for the accomplishment of its business (including the business of MLP GP, MLP and their respective Subsidiaries);

                 (iii) acquiring any property, real or personal, in fee or under lease or license, or any rights therein or appurtenant thereto, necessary or desirable for the accomplishment of its business;

                 (iv) borrowing money and issuing evidences of indebtedness and securing any such indebtedness by mortgage or pledge of, or other lien on, the assets of the Company;

                 (v) entering into such instruments and agreements as the Board may deem necessary or desirable for the ownership, management, operation, leasing and sale of the Company's property; and

                 (vi) negotiating and concluding agreements for the sale, exchange or other disposition of all or substantially all of the properties of the Company, or for the refinancing of any loan or payment obtained by the Company.

            (c) Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to, or for the furtherance of, the purposes set forth in Sections 2.7(a) and (b).

            (d) Subject to the provisions of this Agreement, (i) the Company may enter into and perform any and all documents, agreements and instruments contemplated thereby, all without any further act, vote or approval of any Member, (ii) the Board may authorize any Person (including, without limitation, any other Member or Officer) to enter into and perform any document on behalf of the Company and (iii) the Company may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in the Act).

                                   ARTICLE III
                                     MEMBERS

     3.1. MEMBERS. The names and addresses of the Members, the number of Units held by each Member and the amount of the Capital Contribution of each Member are as set forth opposite its name on SCHEDULE A hereto, which Schedule may be amended from time to time to reflect any change in the identity or Capital Contribution of the Members and any changes in the number of Units held by each of the Members. Each such Person shall be deemed to have been admitted as a Member of the Company upon the date that this Agreement becomes effective without the need for any further action or consent by any Person, whereupon each such Person shall be issued its Membership Interest (including, without limitation, the respective Units that correspond to and are part of such Membership Interest as indicated on SCHEDULE A attached hereto); PROVIDED, HOWEVER that the members of New K-Sea LLC who receive a portion of New K-Sea LLC's Membership Interest upon the distribution of all of New K-Sea's Membership Interest shall be deemed to have been admitted as a Member of the Company upon
(i) the consummation of the distribution and (ii) the signing of the signature page of this Agreement or the execution of and delivery to the Board of a written undertaking in the form of Exhibit A attached hereto to be bound by the terms and conditions of this Agreement by such member of New K-Sea LLC, whereupon each such member shall be issued Membership Interest (including, without limitation, the respective Units that correspond to and are part of such Membership Interest as indicated on SCHEDULE A attached hereto).

     3.2.   ADMISSION OF NEW MEMBERS.

            (a) ADDITIONAL INTERESTS. The Board shall have the right to cause the Company to issue or sell to any Person (including Members and Affiliates of Members) any of the following (which for purposes of this Agreement shall be referred to as "ADDITIONAL INTERESTS"): (i) additional Membership Interests, Units or other economic interests in the Company (including new classes or series thereof having different rights); (ii) obligations, evidences of indebtedness or other securities or economic interests convertible into or exchangeable for Membership Interests, Units or other interests in the Company; and (iii) warrants, options, or other rights to purchase or otherwise acquire Membership Interests, Units, or other economic interests in the Company. Subject to the provisions of this Agreement, the Board shall determine the terms and conditions governing the issuance of such Additional Interests, including (x) the number and designation of such Additional Interests, (y) the preference (with respect to distributions, in liquidation or otherwise) over any other Membership Interests, and (z) any required contributions, and the form thereof, in connection therewith.

            (b) ADDITIONAL MEMBERS AND INTERESTS. In order for a Person to be admitted as a Member of the Company with respect to an Additional Interest or otherwise: such Person shall have delivered to the Company a written undertaking in the form of EXHIBIT A attached hereto to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the Board determines to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person or to effect such Person's admission as a Member; thereafter, the Secretary of the Company shall amend SCHEDULE A without the further vote, act or consent of any other Person to reflect such new Person as a Member and shall make available for review a copy of such amended SCHEDULE A to each Member. Upon the delivery of such documents and instruments, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued such Person's Membership Interest, including any Units that correspond to and are part of such Membership Interest. If an Additional Interest is issued to an existing Member in accordance with the terms hereof; the Secretary of the Company shall amend SCHEDULE A without the further vote, act or consent of any other Person to reflect the issuance of such Additional Interest, shall make available for review a copy of such amended SCHEDULE A to each Member, and, upon the amendment of such SCHEDULE A, such Member shall be issued such Member's Additional Interest.

     3.3. WITHDRAWALS OR RESIGNATIONS. Except as otherwise provided by this Agreement, no Member may withdraw, retire, or resign from the Company.

     3.4.   VOTING RIGHTS AND PROCEDURES.

            (a) Except as specifically provided herein or otherwise required by Applicable Law, the Unitholders shall be entitled to one vote per Unit held by such holders on all matters to be voted on by the Members.

            (b) Any action permitted to be taken by the vote of Members hereunder may be taken by written consent of Members holding at least a majority of the Units then outstanding or at a meeting of the Members by the vote of Members holding at least a majority of the Units then outstanding. A meeting of Members may be called by the Board or by Members holding at least one-third of the Units. Notice of such meeting shall be given to all Members at least five (5) days prior to such meeting.

     3.5. TERMINATION OF UNITS. A Member shall cease to be a Member or Unitholder, as the case may be at such time that such Member transfers all of its Units in accordance with this Agreement.

     3.6. LIABILITY TO THIRD PARTIES. No Member shall, by virtue of its, his or her status as a Member or its, his or her ownership of a Membership Interest or a Unit, be liable for the debts, obligations or liabilities of the Company.

     3.7. LACK OF AUTHORITY. The Members shall have no power to participate in the management of the Company except as expressly authorized by the Act or this Agreement. No Member, acting solely in the capacity of a Member, is an agent of the Company nor does any Member, unless expressly and duly authorized in writing to do so by the Board, have any power or authority to act for or on behalf of the Company, to do any act that would be binding on the Company, to pledge its credit, to incur any expenditures on behalf of the Company, to execute any instrument on its behalf or to render it liable for any purpose.

     3.8. NATURE OF INTEREST IN THE COMPANY. A Member's Membership Interests shall be personal property for all purposes.

     3.9. REPRESENTATIONS AND WARRANTIES OF MEMBERS. In connection with the acquisition by the Members of Units pursuant to the terms and conditions of this Agreement, each Member represents and warrants to the Company that:

            (a) The Units will be acquired for the Member's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

            (b) No commission, fee or other remuneration is to be paid or given directly or indirectly, to any Person for soliciting the Member to acquire the Units;

            (c) The Member is sophisticated in financial matters and is able to evaluate the risks and benefits of making the Capital Contribution contemplated hereunder with respect to the Units and has determined that such investment is suitable for the Member, based upon the Member's financial situation and needs, as well as the Member's other securities holdings;

            (d) The Member is not subject to any state's administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities;

            (e) The Member is able to bear the economic risk of its investment in the Units for an indefinite period of time and the Member understands that the Units have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or unless an exemption therefrom is available;

            (f) The Member has had an opportunity to ask questions and receive answers concerning the terms and conditions of its investment in the Units and has had full access to such other information concerning the Company, MLP GP and MLP as the Member has requested;

            (g) This Agreement constitutes the legal, valid and binding obligation of the Member, enforceable in accordance with its terms (subject to principles of equity, the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar laws), and the execution, delivery and performance of this Agreement by the Member does not and will not, in any material respect, conflict with, violate or cause a breach of any Applicable Law, material agreement, contract or instrument to which the Member is a party or any judgment, order or decree to which the Member is subject; and

            (h) Except as indicated on SCHEDULE A hereto, the Member is a citizen of the United States within the meaning of Section 2 of the Shipping Act, for the purpose of the operation of vessels in the United States coastwise trade.

     3.10. SUCCESSORS AND SUBSTITUTE MEMBERS. Upon the Bankruptcy Event, termination, liquidation or dissolution of a Member which is a partnership, trust, corporation, limited liability company or other entity or the Bankruptcy Event, death or Incapacity of a Member who is an individual, the estate or successor in interest of such Member shall thereupon succeed to the rights of such Member as a Unitholder only to receive allocations and distributions hereunder and may become a substitute Member only upon the terms and conditions set forth in Section 3.2(b) hereof.

     3.11. BUSINESS OPPORTUNITIES OF K-SEA INVESTORS L.P. The Members hereby acknowledge that the interest of K-Sea Investors L.P., a Delaware limited partnership ("K-Sea Investors L.P."), in the Company is that of an investor providing capital for the Company in accordance with the terms hereof; and the very nature of the business of K-Sea Investors L.P. and the Furman Selz Group and their respective Affiliates is to provide capital and financing in a wide variety of forms to, and to make investments with respect to, a vast and expanding number of diverse Persons, businesses and enterprises. Accordingly, the Members hereby agree that K-Sea Investors L.P., the Furman Selz Group and their respective Affiliates may engage, provide financing, invest or possess an interest in other businesses and enterprises of any kind, nature or description, independently or with others, whether (i) such ventures are competitive with any member of the K-Sea Group or (ii) the operations or property of such businesses and enterprises are transacted or located in the vicinity of or adjacent to any member of the K-Sea Group or any area in which any member of the K-Sea Group engages in business; and, to the extent permitted by the Act, K-Sea Investors L.P., the Furman Selz Group and their respective Affiliates shall not have any duties or responsibilities to any member of the K-Sea Group that they might otherwise have under the Act. The fact that K-Sea Investors L.P., the Furman Selz Group or any of their respective Affiliates may take advantage of such opportunities and not offer such opportunities, or disclose information pertaining thereto, to any member of the K-Sea Group or to the other Members, shall not subject K-Sea Investors L.P., the Furman Selz Group or any of their respective Affiliates to any liability to any member of the K-Sea Group or to the other Members whatsoever. Neither the Company, nor any other member of the K-Sea Group nor any other Member shall have the right by virtue of this Agreement, or the relationship created hereby, in or to such ventures, investments or other opportunities, or to the income or profits derived therefrom by K-Sea Investors L.P., the Furman Selz Group or any of their respective Affiliates; and the pursuit of, and nondisclosure of information to the members of the K-Sea Group pertaining to, such ventures, investments or other opportunities even though competitive with the business of the members of the K-Sea Group, shall not be deemed wrongful or improper or in violation of this Agreement or any rights of the members of the K-Sea Group or the Members under the Act or other Applicable Law.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

     4.1.   INITIAL MEMBER CAPITAL CONTRIBUTIONS.

            (a) In connection with the formation of the Company, Casey made an initial Capital Contribution of $1,000 (the "Initial Capital Contribution").

            (b) SCHEDULE A sets forth the Capital Contributions attributed to the members of New K-Sea LLC who will receive a portion of New K-Sea LLC's Membership Interest upon the pro rata distribution of all of New K-Sea LLC's Membership Interest to its members. Upon the distribution of all of New K-Sea LLC's Membership Interests to its members and the signing of the signature page of this Agreement or the execution and delivery to the Board of a written undertaking in the form of Exhibit A attached hereto to be bound by the terms and conditions of this Agreement by such member of New K-Sea LLC, such Member shall be deemed to own the number of Units set forth opposite such Member's name on SCHEDULE A. The Company may in its discretion issue certificates to the Members representing the Membership Interest held by each Member. The Capital Account of each Member described above shall include the amount of the Initial Capital Contribution allocated to such Member as shown on SCHEDULE A.

     4.2. ADDITIONAL CAPITAL CONTRIBUTIONS. Except for the Capital Contributions of the Members made pursuant to Section 4.1, the Members shall not be required to make any additional Capital Contributions. If any Unitholder has a deficit balance in his Capital Account (after giving effect to all Capital Contributions made pursuant to Article IV or otherwise, distributions pursuant to Article V or Article X, and allocations of items of Profit or Loss pursuant to Article VI for all taxable years, including the taxable year during which the liquidation described in Article X occurs), such Unitholder shall have no obligation to make any Capital Contribution to the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

                                    ARTICLE V
                                  DISTRIBUTIONS

     5.1. DISTRIBUTIONS. Distributions, including, without limitation, distributions of Available Cash, shall be made to the Unitholders only when and if, and in the amounts, the Board shall determine. All distributions shall be made pro rata in accordance with the number of Units held by each Unitholder.

     5.2. TAX DISTRIBUTIONS. Notwithstanding Section 5.1, if the Tax Matters Partner determines that the Unitholders may incur a tax liability arising from the allocation of Profits to

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them from this Company pursuant to Article VI (after taking into account any
Losses allocated to them pursuant to Article VI in prior years) then, in the Tax Matters Partner's discretion, the Company may distribute among the Unitholders an amount equal to such anticipated tax liability, such amount to be determined by the Tax Matters Partner. Any amounts so distributed shall be taken into account in determining subsequent distributions under Section 5.1.

     5.3. DISTRIBUTION IN KIND. The Board may make distributions in cash or in kind. In the event a distribution of property other than cash is made, such property shall be valued by the Board at its Fair Market Value for purposes of making distributions pursuant to Section 5.1. If different types of property (such as different classes of a security) are to be distributed simultaneously, such different types of property shall be distributed in the same proportion to each Unitholder. The Board may cause certificates evidencing any security to be distributed to be imprinted with legends as to such restrictions on Transfer that it may deem necessary or appropriate, including legends as to applicable federal or state securities laws or other legal or contractual restrictions, and may require any Unitholder to which securities are to be distributed to agree in writing (a) that such securities will not be Transferred except in compliance with such restrictions and (b) to such other matters as the Board may deem necessary or appropriate.

                                   ARTICLE VI
                        ALLOCATIONS AND CAPITAL ACCOUNTS

     6.1. CAPITAL ACCOUNTS. A "CAPITAL ACCOUNT" shall be established for each Unitholder on the books of the Company and shall be maintained as provided in the definition of Capital Account.

     6.2. ALLOCATIONS. After giving effect to the required allocations pursuant to Section 6.3 hereof or otherwise required by this Article VI or
Section 10.2(b) hereof, items of Profit and Loss shall be allocated among the Unitholders with respect to each Fiscal Year as follows:

            (a)  Items of Profit shall be allocated:

                 (i) First, to those Unitholders who have received cumulative allocations of Loss in excess of their respective cumulative allocations of Profit, in the amount of such excess, in reverse chronological order to that in which such excess arose, in proportion to the amount of such excess attributable to each such Unitholder for each prior Fiscal Year; and

                 (ii) Second, to each Unitholder, to the extent of and in proportion to, the amount by which the amount distributed to such Unitholder pursuant to Section 5.1 exceeds the amount of such Unitholder's Capital Account immediately preceding the allocation.

            (b)  Items of Loss shall be allocated:

                 (i) First, to those Unitholders who have received cumulative allocations of Profit in excess of their respective cumulative allocations of Loss, in the amount of such excess, in reverse chronological order to that in which such excess arose, in proportion to the amount of such excess attributable to each such Unitholder for each prior Fiscal Year;

                 (ii) Second, to those Unitholders with positive Capital Account balances immediately prior to this allocation, in an amount equal to the sum of and in proportion to the amounts of such positive balances; and

                 (iii) Thereafter, to all Unitholders in proportion to the number of Units held by each of them.

     6.3.   LIMITATIONS ON LOSSES AND SPECIAL RULES.

            (a) LIMITATIONS ON LOSSES. The Losses or deductions allocated to any Unitholder pursuant to Section 6.2 hereof shall not exceed the maximum amount of Losses or deductions that can be so allocated without causing such Person to have a Deficit Capital Account at the end of any Fiscal Year. In the event that some, but not all, of the Unitholders would have Deficit Capital Accounts as a consequence of an allocation of Losses or deductions pursuant to
Section 6.2, the limitation set forth in this Section 6.3(a) shall be applied on a Unitholder-by-Unitholder basis so as to allocate the maximum permissible Losses or deductions to each Unitholder under Treasury Regulations Section 1.704-I (b)(2)(ii)(d).

            (b) GROSS INCOME ALLOCATION. In the event any Unitholder has a Deficit Capital Account at the end of any Fiscal Year, each such Unitholder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 6.3(b) shall be made if and only to the extent that such Unitholder would have a Deficit Capital Account in excess of such sum after all other allocations provided for in this Section 6.3 have been tentatively made as if this Section 6.3(b) were not in this Agreement.

            (c) QUALIFIED INCOME OFFSET. In the event any Unitholder unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account of such Unitholder as quickly as possible, provided that an allocation pursuant to this Section 6.3(c) shall be made if and only to the extent that such Unitholder would have a Deficit Capital Account after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.3(c) were not in this Agreement.

            (d) COMPANY MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), and notwithstanding any other provision of this Article VI, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unitholder's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations
Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(d) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

            (e) NONRECOURSE DEDUCTIONS. Nonrecourse deductions, within the meaning of Treasury Regulations Section 1.704-2(c) shall be allocated pro rata among the Unitholders.

            (f) NONRECOURSE LIABILITIES. That portion of nonrecourse liabilities of the Company allocable pursuant to Treasury Regulations Section 1.752-3(a)(3) shall be allocated pro rata among the Unitholders.

            (g) UNITHOLDER NONRECOURSE DEBT AND MINIMUM GAIN CHARGEBACK. Deductions and losses attributable to Unitholder Nonrecourse Debt (as defined in Treas. Reg. Section 1.704-2(b)(4)) shall be allocated in the manner required by Treas. Reg. Section 1.704-2(i). Except as otherwise provided in Section 1.704.-2(i)(4) of the Regulations and notwithstanding any other provision of this Article VI, if there is a net decrease in Unitholder Nonrecourse Debt Minimum Gain attributable to a Unitholder Nonrecourse Debt during any Fiscal Year, each Person who has a share of the Unitholder Nonrecourse Debt Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person's share of the net decrease in Unitholder Nonrecourse Debt Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with Reg. Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) and Section 1.704-2(j)(2) of the Regulations. This
Section 3.3.3 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

            (h) COMPLIANCE WITH SECTION 704(B) REGULATIONS. The provisions of this Article VI (other than subsections (g) and (h) hereunder) are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2, as amended, and shall be interpreted and applied in a manner consistent with such Regulations.

            (i) TRANSFER OF UNITS. If all or any portion of any Unitholder's Units are transferred during any Fiscal Year, items of Profit and Loss attributable to the transferred Units for such Fiscal Year shall be allocated between the transferor and the transferee by closing the books with respect to such transferred Units as of the date of transfer, as permitted by Code Sections 706(c) and (d).

            (j) RELATED PARTY TRANSACTIONS. If, and to the extent that any Unitholder is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Unitholder and the Company pursuant to Code Sections 1272-1274, 7872, 483, 482 or any similar provision now or hereafter in effect and the Board determines that any corresponding income, gain, loss or deduction of the Company should be allocated to the Unitholder who recognized such item in order to reflect the Unitholder's economic interests in the Company, then such income, gain, loss or deduction shall be so allocated.

            (k) INCOME CHARACTERIZATION. For purposes of determining the character (as ordinary income or capital gain) of any Profits allocated to the Unitholders pursuant to Section 6.2, such portion of the taxable income of the Company allocated pursuant to Section 6.2 that is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Unitholders in the proportion that (i) the amount of depreciation previously allocated to each Unitholder bears to (ii) the total of such depreciation allocated to all Unitholders. This
Section 6.3(i) shall not alter the amount of allocation among the Unitholders pursuant to Section 6.2 but merely the character of income so allocated.

     6.4.   TAX ALLOCATIONS.

            (a) The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Unitholders for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other Applicable Law, the Company's subsequent income, gains, losses, deductions and credit will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

            (b) Items of the Company's taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value using the traditional method of Treas. Reg. Section 1.704-1(b)(2).

            (c) If the Gross Asset Value of any Company asset is adjusted, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c).

            (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treas. Reg. Section 1.704-1(b)(4)(ii).

            (e) Allocations pursuant to this Section 6.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder's Capital Account or share of income, gains, losses, deductions, Distributions or other Company items pursuant to any provision of this Agreement.

     6.5. CURATIVE ALLOCATIONS. If the Board determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, deduction or credit is not specified in this
Article VI (an "unallocated item"), or that the allocation of any item of Company income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Unitholders' economic interests in the Company (determined by reference to the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)) (a "misallocated item"), then the Board may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; PROVIDED, that no such allocation will be made without the prior consent of each Member which would be affected thereby (which consent no such Member may unreasonably withhold). Any such Member's consent which is unreasonably withheld in the good faith judgment of the Board shall be deemed given for purposes of the immediately preceding sentence.

                                   ARTICLE VII
                                   MANAGEMENT

     7.1. ESTABLISHMENT OF BOARD. The Members hereby establish a Board of Directors (the "BOARD") to be comprised of such number of directors ("DIRECTORS") as shall be determined as set forth in this Section 7.1. The initial number of Directors shall be three (3). The number of Directors may be changed from time to time by Majority Approval of the Units; PROVIDED, HOWEVER, that pursuant to a resolution adopted by the Board, the number of Directors may be increased and a Director(s) may be appointed to the Board to fill the vacancy created by such increase. The Board shall initially be composed of James J. Dowling, Chairman, Brian P. Friedman and Timothy J. Casey.

     7.2.   THE BOARD: DELEGATION OF AUTHORITY AND DUTIES.

            (a) MEMBERS AND BOARD. The business and affairs of the Company shall be managed by the Board, which shall possess all rights and powers which are possessed by managers under the Act and otherwise by law, pursuant to
Section 18-402 of the Act, subject to the provisions of this Agreement. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Board of all such powers and rights conferred on them by the Act or otherwise by law with respect to the management and control of the Company. No Member and no Director, in its capacity as such, shall have any power to act for, sign for, or do any act that would bind the Company. Each Member acknowledges and agrees that no Member shall, in its capacity as a Member (but not in his capacity as an employee of the Company and its subsidiaries), be bound to devote all of such Member's business time to the affairs of the Company, and that each Member (other than the Management Members) and such Member's Affiliates do and will continue to engage for such Member's own account and for the account of others in other business ventures. To the fullest extent permitted by Applicable Law, each Director shall have such rights and duties as are applicable to directors of a Corporation.

            (b) DELEGATION BY THE BOARD. The Board shall have the power and authority to delegate to one or more other Persons the Board's rights and powers to manage and control the business and affairs of the Company, including delegating such rights and powers of the Board to agents and employees of the Company (including Officers). The Board may authorize any Person (including, without limitation, any Member, Officer or Director) to enter into any document on behalf of the Company and perform the obligations of the Company thereunder. Notwithstanding the foregoing, the Board shall not have the power and authority to delegate any rights or powers customarily requiring the approval of the directors of a Corporation and no Officer or other Person shall be authorized or empowered to act on behalf of the Company in any way beyond the customary rights and powers of an officer of a Corporation.

            (c) COMMITTEES. The Board may, from time to time, establish one or more committees and may delegate certain of its responsibilities to such committees. Any such committee shall have such powers and authority of the Board as provided in the enabling resolution of the Board with respect thereto. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

     7.3. TERM OF OFFICE. Once designated pursuant to Section 7.1, a Director shall continue in office until the removal of such Director in accordance with the provisions of this Agreement or until the earlier death or resignation of such Director. Any Director may resign at any time by giving written notice of such Director's resignation to the Board. Any such resignation shall take effect at the time the Board receives such notice or at any later effective time specified in such notice. Unless otherwise specified in such notice, the acceptance by the Board of such Director's resignation shall not be necessary to make such resignation effective. Notwithstanding anything herein or at law to the contrary, any Director may be removed at any time with or without cause by Majority Approval of the Units.

     7.4.   MEETINGS OF THE BOARD AND COMMITTEES.

            (a) MEETINGS. The Board (or any committee of the Board) shall meet at such time and at such place as the Chairman of the Board (or the chairman of such committee) may designate. Written notice of all regular meetings of the Board (or any committee of the Board) must be given to all Directors (or all members of such committee) at least ten days prior to the regular meeting of the Board (or such committee). Special meetings of the Board (or any committee of the Board) shall be held at the request of a majority of the Directors (or a majority of the members of such committee) upon at least two (2) days (if the meeting is to be held in person) or twenty-four hours (if the meeting is to be held telephonically) oral or written notice to the Directors (or the members of such committee) or upon such shorter notice as may be approved by the Directors (or the members of such committee). All notices and other communications to be given to Directors (or members of a committee) shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Director (or member) shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board (or committee) need be specified in the notice of such meeting. Any Director (or member of such committee) may waive the requirement of such notice as to such Director (or such member).

            (b) CONDUCT OF MEETINGS. Any meeting of the Board (or any committee of the Board) may be held in person or by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

            (c) QUORUM. A majority of all Directors (or members of a committee of the Board), present in person or participating in accordance with Section 7.4(b), shall constitute a quorum for the transaction of business, but if at any meeting of the Board (or committee) there shall be less than a quorum present, a majority of the Directors (or members) present may adjourn the meeting without further notice. The Directors (or members of a committee of the Board) present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors (or members) to leave less than a quorum;

PROVIDED, HOWEVER, that only the acts of the Directors (or members of such committee) meeting the requirements of Section 7.5 shall be deemed to be acts of the Board (or such committee).

            (d) PROCEDURES. To the extent not inconsistent with this Agreement or the Act, the procedures and rights governing the Board and its committees shall be as provided to the board of directors and its committees of a Corporation under the General Corporation Law of the State of Delaware.

            (e) CHAIRMAN OF THE BOARD. The chairman of the Board shall preside at all meetings of the Board. The Directors also may elect a vice-chairman to act in the place of the chairman upon his absence or inability to act.

     7.5. VOTING. Except as otherwise provided in this Agreement, the effectiveness of any vote, consent or other action of the Board (or any committee of the Board) in respect of any matter shall require either (i) the presence of a quorum and the affirmative vote of greater than a majority of the Directors (or members of such committee) present or (ii) the unanimous written consent (in lieu of meeting) of the Directors (or members of such committee) who have been designated and who are then in office. Any Director may vote in person or by proxy (pursuant to a power of attorney) on any matter that is to be voted on by the Board at a meeting thereof.

     7.6. RESPONSIBILITY AND AUTHORITY OF THE BOARD. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The Officers shall be vested with such powers and duties as are set forth in Section 7.11 hereof and as are specified by the Board from time to time. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers who shall be agents of the Company.

     7.7. COMPANY FUNDS. Except as specifically provided in this Agreement or with the approval of the Board, the Company shall not pay to or use for, the benefit of any Unitholder (except in any Unitholder's capacity as an employee or independent contractor of the Company), funds, assets, credit, or other resources of any kind or description of the Company. Funds of the Company shall
(i) be deposited only in the accounts of the Company in the Company's name, (ii) not be commingled with funds of any Unitholder, and (iii) be withdrawn only upon such signature or signatures as may be designated in writing from time to time by the Board.

     7.8. DEVOTION OF TIME. The Directors shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the Company (except in their capacity as employees of the Company).

     7.9. PAYMENTS TO DIRECTORS: REIMBURSEMENTS. Except as otherwise determined by the Board (by the vote or written consent of a majority of the votes of the disinterested Directors then in office), no Director shall be entitled to remuneration by the Company for services rendered in its capacity as a Director (other than for reimbursement of reasonable out-of-pocket expenses of such Director). All Directors will be entitled to reimbursement of their reasonable out-of-pocket expenses incurred in connection with their attendance at Board meetings.

     7.10. CITIZENSHIP REQUIREMENTS. No more than a minority of the number of members of the Board necessary to constitute a quorum of the Board can be non-United States citizens.

     7.11.  OFFICERS.

            (a) DESIGNATION AND APPOINTMENT. The Officers of the Company as of the date of this Agreement shall be:

                               Office                                   Name
                               ------                                   ----
             Chief Executive Officer and President              Timothy J. Casey
             Chief Financial Officer                            John J. Nicola
             Vice President, Operations                         Thomas M. Sullivan
             Vice President, Administration and Secretary       Richard P. Falcinelli

The Board may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Board), including employees, agents and other Persons (any of whom may be a Member or Director) who may be designated as Officers of the Company, with titles including but not limited to "chief executive officer," "president," vice president," "treasurer," "secretary" "general counsel" and "chief financial officer," as and to the extent authorized by the Board. Any number of offices may be held by the same Person. In the Board's discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall have qualified as an Officer or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board.

            (b) RESIGNATION AND REMOVAL. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance by the Board of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any Officer may be removed as such, either with or without cause, at any time by the Board. Designation of any Person as an Officer by the Board pursuant to the provisions of Section 7.11(a) shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

            (c) DUTIES OF OFFICERS GENERALLY. The Officers, in the performance of their duties as such, shall (i) owe to the Company duties of loyalty and due care of the type owed by the officers of a Corporation to such Corporation and its stockholders under the laws of the State of Delaware, and (ii) keep the Board reasonably apprised of material developments in the business of the Company.

            (d) PRESIDENT. The president of the Company shall be a citizen of the United States. The president shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person's office that may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The President may sign, with the Secretary, an Assistant Secretary or any other Officer of the Company thereunto duly authorized by the Board, any deeds, mortgages, bonds, contracts or other instruments that the Board has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board or by this Agreement to some other Officer or agent of the Company, or shall be required by Applicable Law to be otherwise executed. The President, if he is also a director, shall, in the absence of or because of the inability to act of the chairman of the Board, perform all duties of the chairman of the Board and preside at all meetings of the Board.

            (e) CHIEF FINANCIAL OFFICER. The chief financial officer shall keep complete and accurate records of account, showing at all times the financial condition of the Company. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. He shall furnish at meetings of the Board, or whenever requested, a statement of the financial condition of the Company, and shall perform such other duties and have such other powers as the president of the Company or the Board may from time to time prescribe.

            (f) VICE PRESIDENT(S). The vice president(s) of the Company shall perform such duties and have such other powers as the president of the Company or the Board may from time to time prescribe. A vice president may be designated as an Executive Vice President, a Senior Vice President, an Assistant Vice President, or a vice president with a functional title.

            (g)  SECRETARY.

                 (i) The secretary of the Company shall attend all meetings of the Board, record all the proceedings of the meetings and perform similar duties for the committees of the Board when required.

                 (ii) The secretary of the Company shall keep all documents as may be required under the Act. The Secretary (i) shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by Applicable Law; (ii) shall be custodian of the records and the seal of the Company and affix and attest the seal to all documents to be executed on behalf of the Company under its seal; (iii) shall see that the books, reports, statements, certificates and other documents and records required by Applicable Law to be kept and filed are properly kept and filed; and (iv) in general, shall have the general duties, powers and responsibilities of a secretary of a corporation and shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the president of the Company or the Board.

                 (iii) If the Board chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of seniority, shall in the Company secretary's absence, disability or inability to act, perform the duties and exercise the powers of the secretary of the Company, and shall perform such other duties as the president of the Company or the Board may from time to time prescribe.

                                  ARTICLE VIII
                               TRANSFERS OF UNITS

     8.1.   GENERAL.

            (a) RESTRICTIONS ON TRANSFER. No Unitholder shall Transfer any Units without the Majority Approval of the Units other than a Transfer to a Permitted Transferee as defined in Section 8.2 and otherwise in accordance with the terms and conditions of this Article VIII and IX and the other provisions of this Agreement provided that so long as K-Sea Investors L.P. and its Affiliates and their respective Permitted Transferees own a majority of the Units any Transfers by K-Sea Investors L.P. and its Affiliates and their respective Permitted Transferees shall be deemed approved. Notwithstanding anything to the contrary contained herein, no Unitholder shall Transfer any Units or any Derivatives (or create any Derivatives) if such Transfer or creation would cause
(i) the Company to be taxed as a C Corporation, (ii) a termination of the Company for purposes of Section 708 of the Code (a "708 TERMINATION"), unless the Transferring Unitholder indemnities and reimburses the Other Unitholders for any taxes (including interest and penalties) incurred by the Other Unitholders that would not have been incurred but for such 708 Termination, (iii) the Company to be treated as a publicly-traded partnership for purposes of Section 7704 of the Code or (iv) the Company to cease to be a United States citizen within the meaning of Section 2 of the Shipping Act (if at such time the Company and its Subsidiaries are then engaged in the operation of vessels in the United States coastwise trade within the meaning of the Shipping Act), unless in the case of each of clauses (i), (ii) and (iii), such Transfer or creation receives Majority Approval of the Units.

            (b) VOID TRANSFERS. Any Transfer or attempted Transfer of any Units or Derivatives in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Units as the owner thereof for any purpose.

            (c) TRANSFER MECHANICS. In connection with any proposed Transfer of Units, including a Transfer to a Permitted Transferee, the holder of the Units proposed to be Transferred shall (a) provide the Company with at least five (5) days prior written notice of a Transfer of any Units to a person who is not a United States citizen within the meaning of Section 2 of the Shipping Act, and
(b) deliver to the Company (if required by the Board) at least five (5) days (and no more than sixty (60) days) prior to any such Transfer an opinion of counsel reasonably acceptable to the Company to the effect that such proposed Transfer may be effected in compliance with the Securities Act and the Shipping Act; provided that no such notices or opinions shall be necessary in connection with the transfer by K-Sea Investors L.P. of Units to entities the general partner of which or the managing member of which is Park Avenue Transportation Inc. or another member of the Furman Selz Group. In addition, if the holder of the Units proposed to be Transferred delivers to the Company an opinion of counsel reasonably acceptable to the Company to the effect that no subsequent Transfer of such Units shall require registration under the Securities Act, the Company shall promptly upon consummation of such Transfer deliver to such holder new certificates (if any) for such Units that do not bear the legend set forth in Section 8.3. If the Company is not required to deliver new certificates for such Units (if certificates were previously issued for such Units) not bearing such legend, the holder thereof shall not consummate a Transfer of the same until the prospective Transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained herein, as provided in Section 8.1(f).

            (d) INFORMATION REQUESTS. Upon the request of a Unitholder, the Company shall promptly supply to such Person or its prospective Transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A under the Securities Act (or any similar rule or rules then in effect).

            (e) REMOVAL OF LEGEND. Upon the request of any Unitholder, the Company shall remove the legend set forth in Section 8.3 below from the certificates for such Unitholder's Units; PROVIDED, that such Units are eligible for sale pursuant to Rule 144(k) under the Securities Act (or any similar rule or rules then in effect) and such Unitholder delivers to the Company, if required by the Board, an opinion of counsel reasonably acceptable to the Company to the effect that such Units are so eligible.

            (f)  SURVIVAL OF RESTRICTIONS. All Transferees of Units under this
Article VIII who are not parties to this Agreement shall agree in writing to be bound by the provisions of this Agreement by executing a joinder substantially in the form attached hereto as EXHIBIT A and, other than Permitted Transferees, each such Transferee shall not be deemed to be a Unitholder until such Transferee has been admitted as a Member pursuant to the provisions of Section 3.2(b).

     8.2. PERMITTED TRANSFERS. For purposes of this Agreement, a Permitted Transfer shall mean:

            (a)  a Transfer by any Member or Permitted Transferee pursuant to
Article IX of this Agreement;

            (b) a Transfer by any Member or Permitted Transferee to any Permitted Transferee. As used herein, "PERMITTED TRANSFEREE" shall mean:

                 (i) in the case of K-Sea Investors L.P. or its Permitted Transferees, (A) any member of the Furman Selz Group and (B) any Affiliate of K-Sea Investors L.P., including any partnership or limited liability company the general partner or managing member of which is Park Avenue Transportation Inc. or a member of the Furman Selz Group;

                 (ii) in the case of any Member or Permitted Transferee who is a natural person, such Member's or Permitted Transferee's spouse or children or grandchildren (in each case, natural or adopted), any trust for the exclusive benefit of such Member or Permitted Transferee or such Member's or Permitted Transferee's spouse or children or grandchildren (in each case, natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual Member or Permitted Transferee or such Member's or Permitted Transferee's spouse or children or grandchildren (in each case, natural or adopted) (or any trust for the exclusive benefit of such persons);

                 (iii) in the case of any Member or Permitted Transferee who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death of such Member or Permitted Transferee or upon the incompetency or disability of such Member or Permitted Transferee for purposes of the protection and management of such Member's or Permitted Transferee's assets;

                 (iv) in the case of any Member or Permitted Transferee that is a trust, the grantor of such trust, any beneficiary of such trust who is a spouse or child or grandchild (in each case, natural or adopted) of the grantor of such trust, or any corporation, partnership, limited liability company, trust or other entity in which all direct and beneficial ownership interests are owned by the grantor of such trust, the spouse of the grantor of such trust or one or more children or grandchildren (in each case, natural or adopted) of the grantor of such trust; or

                 (v) in the case of any Member or Permitted Transferee who is not a natural person, any Affiliate of such Member or Permitted Transferee;

provided, however, that in no event shall any Person be a Permitted Transferee if as a result of such Transfer the Company would cease to be a United States citizen within the meaning of Section 2 of the Shipping Act, if at the time of such proposed Transfer the Company and its subsidiaries are then engaged in the operation of vessels in the United States coastwise trade within the meaning of the Shipping Act.

     8.3. LEGEND. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [INSERT DATE] AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF JANUARY 14, 2004, AS AMENDED AND MODIFIED FROM TIME TO TIME. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH

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

            CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof. Notwithstanding the foregoing, to the extent the Units are not certificated, this Agreement will contain a legend in substantially the form stated above.

                                   ARTICLE IX
                       OTHER COVENANTS AND REPRESENTATIONS

     9.1.   APPROVED SALES.

            (a) If the Board approves the sale of the Company to a Person (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Units) (an "APPROVED SALE"), each Member and Permitted Transferee will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, and if the Approved Sale is structured as a sale of Units, each Member and Permitted Transferee will agree to sell and will be permitted to sell all of such Member's and Permitted Transferee's Units on the terms and conditions approved by the Board of Directors. Each Member and Permitted Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

            (b) Each Member and Permitted Transferee shall, in connection with a sale of its Units pursuant to this Section 9.1, at the request of the Company and without further cost and expense to the Company, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order to consummate the Approved Sale.

            (c) The obligations of each of the Members with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale all of the Members and Permitted Transferees will receive the consideration per Unit that such Member or Permitted Transferee would have received if a distribution had then been made to the Unitholders of the aggregate net proceeds from such Approved Sale in accordance with Article V; and (ii) the terms of sale shall not include any indemnification, guaranty or similar undertaking of the Member (other than voluntary undertakings of Management Members in respect of continued employment) that (A) is not made or given pro rata with other Members on the basis of share of the aggregate consideration to be received by each Member in the Approved Sale or (B) could result in liability to such Member that is in excess of the fair market value of the consideration to be received by such Member in the Approved Sale.

     9.2.   TAG-ALONG.

            (a) Subject to Section 9.2(c) no Member who holds more than 10% of the Units (each a "SELLER") shall sell any Units in any transaction or series of related transactions unless all Remaining Holders (as hereinafter defined) are offered an equal opportunity to

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

participate in such transaction or transactions on a pro-rata basis and on identical terms (including price and type of consideration paid) based on priority in a distribution as determined pursuant to Article V. As used in this
Section 9.2, "REMAINING HOLDERS" shall mean the Members (other than the Sellers) and their Permitted Transferees.

            (b) Prior to any sale of Units subject to these provisions, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "SELLER'S NOTICE") shall set forth: (A) the number of Units subject to the proposed sale; (B) the name and address of the proposed purchaser; and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Company shall promptly, and in any event within 15 days, mail or cause to be mailed the Seller's Notice to each Remaining Holder. A Remaining Holder may exercise the tag-along right by delivery of a written notice (the "TAG-ALONG NOTICE") to the Seller within 15 days of the date the Company mailed or caused to be mailed the Seller's Notice. The Tag-Along Notice shall state the number of Units that the Remaining Holder proposes to include in the proposed sale. If no Tag-Along Notice is received during the 15-day period referred to above, the Seller shall have the right for a 120-day period to effect the proposed sale of Units on terms and conditions no more favorable than those stated in the notice and in accordance with the provisions of this Section 9.2.

            (c) Notwithstanding anything herein to the contrary, a Seller may make any of the following sales without offering the Remaining Holders the opportunity to participate: (a) sales by a Seller to any Permitted Transferee, PROVIDED that the proposed purchaser agrees in writing to be bound by the provisions of this Agreement; (b) sales pursuant to an effective registration statement under the Securities Act; (c) sales pursuant to an Approved Sale; (d) sales to the Company for resale to managers or directors of the Company, provided that the Company shall within 90 days thereafter resell such transferred Units to managers or directors of the Company at not less than the price per Unit (not including accrued and unpaid distributions) received by such Seller in its sale to the Company and (e) sales other than those specified in the foregoing (a) through (d) which in the aggregate on a cumulative basis do not exceed five percent of the number of Units then outstanding.

            (d) Each Member acknowledges for itself and its transferees that the Company and the other Members may grant in the future tag-along rights to other holders of Units and such holders will (a) have substantially the same opportunity to participate as provided to the parties hereto, and (b) be included in the calculation of the pro rata basis upon which the Remaining Holders may participate in a sale.

            (e) The tag-along obligations of the Sellers and the rights of the Remaining Holders with respect thereto provided under this Section 9.2 shall terminate upon a public offering of the Units.

            (f) Notwithstanding the requirements of this Section 9.2 a Seller may sell Units at any time without complying with such requirements so long as the Seller deposits into escrow with an independent third party at the time of sale that amount of the consideration received in the sale equal to the Escrow Amount. The "ESCROW AMOUNT" shall equal that amount of consideration as all the Remaining Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Remaining Holder

(A) delivered a Tag-Along Notice to the Seller in the time period set forth in
Section 9.2(b) and (B) proposed to include all of its Units in the sale.

            No later than five (5) business days after the date of the sale, the Seller shall notify the Company in writing of the sale. Such notice (the "ESCROW NOTICE") shall set forth the information required in the Seller's Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. The Company shall promptly, and in any event within 10 days, mail or cause to be mailed the Escrow Notice to each Remaining Holder.

            A Remaining Holder may exercise the tag-along right by delivery to the Seller, within 15 days of the date the Company mailed or caused to be mailed the Escrow Notice, of (i) a written notice specifying the number of Units it proposes to sell, and (ii) the certificates for Units, with unit powers duly endorsed in blank.

            Promptly after the expiration of the 15th day after the Company has mailed or caused to be mailed the Escrow Notice, (A) the Seller shall purchase that number of Units as Seller would have been required to include in the sale had Seller complied with the provisions of Section 9.2(b), (B) all Units not required to be purchased by Seller shall be returned to the Remaining Holders thereof, and (C) all remaining funds and other consideration held in escrow shall be released to Seller. If Seller received consideration other than cash in its sale, Seller shall purchase the Units tendered by paying to the Remaining Holders non-cash consideration and cash in the same proportion as received by Seller in the sale.

            (g) Each Remaining Holder that exercises its tag-along rights pursuant to this Section 9.2 shall, at the request of Seller and without further cost and expense to Seller, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order to consummate the proposed sale of Units by Seller and the Remaining Holders which have exercised their tag-along rights pursuant to this
Section 9.2.

     9.3.   MANAGEMENT INVESTMENT.

            (a) GENERAL. Each of the individuals designated on SCHEDULE A hereto as a "Management Member" (individually, a "MANAGEMENT MEMBER" and collectively, the "MANAGEMENT MEMBERS") has acquired the number of Units (the "MANAGEMENT UNITS") set forth opposite such Management Member's name on SCHEDULE A attached hereto. A Management Member's Management Units shall vest 20% on each of the first through fifth anniversaries of the Acquisition Date of such Units. The Management Units shall vest in full upon a Change of Control of the Company.

            (b)  RE-PURCHASE RIGHT OF THE COMPANY.

                 (i) GENERAL. Should any of the Management Members cease to be employed by the Company or another member of the K-Sea Group for any reason, including, without limitation, death and temporary or permanent disability, or for no reason, the Company (or its designees) shall have the right to repurchase the unvested Management Units held by such Management Member.

                 (ii) PURCHASE PRICE. The purchase price for such unvested Management Units shall be such Management Member's original cost for such Management Units (or, if such Management Unit was distributed to such Management Member by New K-Sea LLC, the original cost of the corresponding New K-Sea Unit) if the Management Member resigns without Good Reason or is terminated for Cause, and the Repurchase Fair Market Value of such Units if the Management Member is terminated for no reason or for any reason other than for Cause or his resignation without Good Reason including, without limitation, death and temporary or permanent disability, in both cases less any distributions received by such Management Member in respect of such Management Units pursuant to
Article V.

                 "REPURCHASE FAIR MARKET VALUE" means with respect to a particular Management Unit, the fair market value as determined jointly by the Company and the Management Member owning such Management Unit; provided that if such parties are unable to reach agreement within 30 days following the receipt by the Company of the Termination Notice, such Repurchase Fair Market Value shall be determined by an independent appraiser jointly selected by the Company and such Management Member. In the event that such parties are unable to reach agreement with respect to such independent appraiser within 5 days following the conclusion of the 30-day period described above, each of the Company and the Management Member shall promptly (and in any event within 5 days therefrom) select an appraiser, and the two appraisers so selected shall, as promptly as possible (and in any event within 10 days therefrom), jointly select a third independent appraiser. The independent appraiser hereunder shall determine the Repurchase Fair Market Value for each such Management Unit within 75 days following the receipt by the Company of the Termination Notice. The independent appraiser determining Repurchase Fair Market Value hereunder shall use one or more valuation methods that such independent appraiser, in its best professional judgment, determines to be most appropriate under the circumstances. The determination of such appraiser shall be final and binding on the Company and the Management Member. The fees and expenses of all appraisers shall be borne equally by the Company and the Management Member.

                 (iii) RE-PURCHASE PROCEDURE. At such time that a Management Member shall cease to be employed by the Company or another member of the K-Sea Group, such Management Member (or in the case of death, his estate) shall give prompt notice of such termination to the Company (the "TERMINATION NOTICE"). The Company (or its designees) shall have the right and option, (i) exercisable at any time within 30 days after its receipt of the Termination Notice (if the Management Member resigns without Good Reason or is terminated for Cause and the purchase price for such units is their original cost or the original cost of the corresponding New K-Sea Units, as the case may be) or (ii) exercisable at any time within 30 days after a determination (either by agreement of the parties or, in the event they cannot agree, by the independent appraiser) of the Repurchase Fair Market Value of the Management Units has been made (if the Management Member is terminated for no reason or for any reason other than for Cause or his resignation without Good Reason and the purchase price for such units is the Repurchase Fair Market Value), to purchase all or part of the unvested Management Units owned by such Management Member. Each exercise by the Company (or its designees) shall be effected by the giving of written notice to the Management Member in question by the Company, on its own behalf and/or on behalf of its designees, as the case may be, signed by an Officer of the Company, prior to the end of the 30-day period (and such notice shall be effective when given). Such notice shall indicate the number of Management Units desired to be purchased and the purchase price for each such unit and shall set forth a time and place of closing for each full or partial exercise of the re-purchase option by the Company (or its designees), which closing shall be no earlier than ten days and no later than 30 days after the date of such notice.

     9.4. PURCHASER REPRESENTATIVE. In the event that the Company or any Member enters into any negotiation or transaction (including any transaction pursuant to Section 9.1 and 9.2 of this Agreement) for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available (including a merger, consolidation or other reorganization), each Member will, at the request of Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Company. Each Member will be responsible for the fees of the purchaser representative so appointed.

                                    ARTICLE X
                           DISSOLUTION AND LIQUIDATION

     10.1. DURATION. The Company shall terminate upon (i) the sale or other disposition by the Company of all or substantially all of the assets, properties or businesses the Company then owns, (ii) the dissolution of the Company by action of the Board, or (iii) any other event that would cause the dissolution of a limited liability company under the Act (each of the foregoing events, a "DISSOLUTION EVENT").

     10.2.  LIQUIDATION OF COMPANY INTERESTS.

            (a) Upon dissolution of the Company, the Board shall appoint one Member (or any other Person) to serve as the "Liquidator" who shall act at the direction of the Board, unless and until a successor Liquidator is appointed as provided herein. The Liquidator shall agree not to resign at any time without 30 days' prior written notice. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board. Within 30 days following the occurrence of any such removal, a successor Liquidator may be elected by the Board. The successor Liquidator shall succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article X, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company as provided for herein). The Liquidator shall receive as compensation for its services (i) no additional compensation, if the Liquidator is an employee of the Company or any of its Subsidiaries, or (ii) if the Liquidator is not such an employee, out-of-pocket costs and expenses plus such other compensation as the Board may otherwise approve.

            (b) The Liquidator shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

                 (i) First, to the payment of the Company's debts and obligations to its creditors, including sales commissions and other expenses incident to any sale of the assets of the Company.

                 (ii) Second, to the establishment of and additions to such reserves as the Liquidator may deem necessary or appropriate.

                 (iii) Third, to the Unitholders in proportion to, and to the extent of, each Unitholder's positive Capital Account balance, if any, as such account has been adjusted to reflect allocations under Article VI, earlier distributions under Article V, and any further adjustments made pursuant to this
Section 10.2(b).

The reserves established pursuant to subparagraph (ii) of this Section 10.2(b) shall be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator deems advisable, such reserves shall be distributed to the Unitholders in the priorities set forth in this Section 10.2(b). The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Unitholder immediately prior to the distribution of the Company's assets pursuant to this Section 10.2(b) being equal to the amount that would be distributable to such Unitholder pursuant to Section 5.1. The Company is authorized to make appropriate adjustments in the allocation of and items of income, gain, loss and deduction as necessary to cause the amount of each Unitholder's Capital Account immediately prior to the distribution of the Company's assets pursuant to this Section 10.2(b) to equal the amount that would be distributable to such Unitholder pursuant to Section 5.1.

            (c) Notwithstanding the provisions of Section 10.2(b) which require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 10.2(b), if upon dissolution of the Company the Board determines that an immediate sale of part or all of the Company's assets would be impractical or could cause undue harm to the Unitholders, then the Board may, in its discretion, defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its discretion and in accordance with the provisions of Section 10.2(b), (i) distribute such assets in kind to the Unitholders or (ii) distribute to such Unitholders, as tenants in common, undivided interests in such Company assets as the Liquidator deems reasonable and equitable and subject to any agreements governing the operating of such properties at such time. For purposes of any such distribution, the Board will determine the Fair Market Value of any property to be distributed.

            (d) A reasonable time will be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2(b) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Company (or any Unitholder's interest in the Company) and related adjustments will be made by the end of the Fiscal Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b).

     10.3. TERMINATION. Upon completion of the orderly winding-up of the business and affairs of the Company and the liquidation of the assets as provided in this Article X, the Company shall be terminated, and the Liquidator shall cause the filing of the Certificate of Cancellation with the Recording Office pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company. During the period of winding up and liquidation of the Company, all of the provisions of this Agreement shall continue in effect.

                                   ARTICLE XI
                                BOOKS AND RECORDS

     11.1. BOOKS. The Company shall maintain complete and accurate books of account of the Company's affairs at the Company's principal office, which books shall be open to inspection by any Member (or its authorized representative) to the extent required by the Act.

     11.2.  TAX ALLOCATIONS AND REPORTS.

            (a) Not later than three calendar months after the end of each Fiscal Year, the Board shall cause the Company to furnish each Unitholder an Internal Revenue Service Schedule K-I and any similar form required for the filing of state or local income tax returns for such Unitholder for such Fiscal Year; Upon the written request of any such Unitholder and at the expense of such Unitholder, the Company will use reasonable efforts to deliver or cause to be delivered any additional information necessary for the preparation of any state, local and foreign income tax return which must be filed by such Unitholder.

            (b) The Tax Matters Partner will determine whether to make or revoke any available election pursuant to the Code. Each Unitholder will, upon request, supply the information necessary to give proper effect to any such election.

            (c) The Company hereby designates K-Sea Investors L.P. to act as the "TAX MATTERS PARTNER" (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code. The Tax Matters Partner is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith; PROVIDED, that the Tax Matters Partner may be removed and replaced by, and shall act in such capacity at the direction of, the Board. Each Unitholder agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. Subject to the foregoing proviso, the Tax Matters Partner will have reasonable discretion to determine whether the Company (either on its own behalf or on behalf of the Unitholders) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on any Unitholder (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Unitholder, and if paid by the Company, will be recoverable from such Unitholder (including by offset against distributions otherwise payable to such Unitholder).

                                   ARTICLE XII
                         EXCULPATION AND INDEMNIFICATION

     12.1.  INDEMNIFICATION.

            (a) To the fullest extent permitted by Applicable Law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 12.1 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

            (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 12.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 12.1.

            (c) The indemnification provided by this Section 12.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

            (d) The Company may purchase and maintain insurance, on behalf of the Indemnitees, against any liability that may be asserted against or expense that may be incurred by an Indemnitee in connection with the Company's activities or such Indemnitee's activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Indemnitee against such liability under the provisions of this Agreement.

            (e) For purposes of this Section 12.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company (including in its capacity as general partner of the MLP GP in its capacity as general partner of the MLP) also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute "fines" within the meaning of Section 12.1(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

            (f) In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

            (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 12.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

            (h) The provisions of this Section 12.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

            (i) No amendment, modification or repeal of this Section 12.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 12.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     12.2.  LIABILITY OF INDEMNITEES.

            (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Persons who have acquired Membership Interests, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

            (b) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members and any other Indemnitee acting in connection with the Company's business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.

            (c) Any amendment, modification or repeal of this Section 12.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Company, the Members, the Directors, the officers and employees of the Company under this Section 12.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     12.3. INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A UNITHOLDER.

            (a) If the Company is obligated to pay any amount to a Governmental Authority or to any other Person (and makes such payment or will make such a payment within 30 days of charging the Capital Account of the Member pursuant to the following sentences and either providing notification of an obligation to indemnify under (i) below or offsetting a distribution pursuant to (ii) below) on behalf of (or in respect of an obligation of) a Unitholder, then such Unitholder (the "CHARGED MEMBER") shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payment). The amount to be indemnified shall be charged against the Capital Account of the Charged Member, and, at the option of the Board, either:

                 (i) promptly upon notification of an obligation to indemnify the Company, the Charged Member shall make a cash payment to the Company equal to the full amount to be indemnified (and the amount paid shall be added to the Charged Member's Capital Account but shall not be deemed to be a Capital Contribution hereunder); or

                 (ii) the Company shall reduce current or subsequent distributions that would otherwise be made to the Charged Member until the Company has recovered the amount to be indemnified (PROVIDED that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution shall not further reduce the Charged Member's Capital Account).

            (b) A Charged Member's obligation to make contributions to the Company under this Section 12.3 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 12.3, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Charged Member under this Section 12.3, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Base Rate plus six percentage points per annum (but not in excess of the highest rate per annum permitted by law).

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1. CONFIDENTIALITY. By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at that time it is a Member of the Company, (unless the prior written consent of the Company is obtained, which prior consent shall not be unreasonably withheld) to maintain the confidentiality of, and not to disclose to any Person other than the Company, another Member, any Person who beneficially owns, whether directly or indirectly, shares of voting stock or equity interests of any Member that is not a natural person or a person designated by the Company, any information obtained from the Company or its representatives that is not generally available or known to the public and which has not been previously disclosed by any Member without a confidentiality agreement relating to the identity of any Member, the business, financial structure, financial position or financial results, clients or affairs of the Company; PROVIDED, that each Member may deliver or disclose confidential information to (i) its directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its interest in the Company and such Persons agree to comply with the terms of this Section), (ii) its financial advisors and other professional advisors who agree to comply with the terms of this Section, (iii) any Person to which it sells or offers to sell its interest in the Company or any part thereof or any participation therein in accordance with the transfer restrictions contained in this Agreement (if such Person has agreed in writing prior to its receipt of such confidential information to be bound by the provisions of this Section), or (iv) any Governmental Authority or other regulatory or self regulatory authority having jurisdiction over a Member or any nationally recognized rating agency that requires access to information about a Member's investment portfolio, (a) to effect compliance with any law, rule, regulation or order applicable to a Member, including the requirements of any stock exchange, (b) in response to any subpoena or other legal process, or
(c) in connection with any litigation to which a Member is a party.

     13.2. WAIVER OF JURY TRIAL. Each of the parties hereto waives to the fullest extent permitted by law any right it may have to trial by jury in respect of any claim, demand, action or cause of action based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The parties to this Agreement each hereby agrees that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart or a copy of this Agreement with any court as evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

     13.3. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE DELAWARE LIMITED LIABILITY COMPANY ACT, DELAWARE CODE, TITLE 6, SECTIONS 18-101, ET SEQ. AS IN EFFECT FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     13.4. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     13.5. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Members shall negotiate in good faith to replace any provision so held to be invalid or unenforceable so as to implement most effectively the transactions contemplated by such provision in accordance with the original intent of the Members signatory hereto.

     13.6. AMENDMENTS. The parties hereto may at any time amend this Agreement by Majority Approval of the Units; PROVIDED, that the provisions of Articles V and VI and Sections 9.2 and 9.3 may not be amended without the consent of a majority of the Unitholders affected by any such proposed amendment.

     13.7. GENDER AND NUMBER. Whenever required by the context, the singular number shall include the plural number, the plural number shall include the singular number, the masculine gender shall include the neuter and feminine genders and vice versa.

     13.8. NOTICE. Any Notice or Notices required or permitted under the provisions of this Agreement shall be sent to the addresses set forth below, or as otherwise notified to the other party in writing:

                   if to the Company, to:

                   K-Sea General Partner GP LLC
                   3245 Richmond Terrace
                   P.O. Box 030316
                   Staten Island, NY 10303-0003
                   Attention: Timothy Casey

     with copies to (which shall not constitute constructive notice to the Company):

                   Dechert LLP
                   4000 Bell Atlantic Tower
                   1717 Arch Street
                   Philadelphia, PA 19103
                   Attention:  Carmen J. Romano
                   Telephone No.:  (215) 994-4000
                   Telecopier No.: (215) 994-2222

                   if to K-Sea Investors L.P., to:

                   c/o FS Private Investments LLC
                   520 Madison Avenue, 12th Floor
                   New York, NY 10022
                   Attention: Jim Luikart and Seth Wilson
                   Fax No.: (212) 284-1700
     with copies to (which shall not constitute constructive notice to the Company):

                   Dechert LLP
                   4000 Bell Atlantic Tower
                   1717 Arch Street
                   Philadelphia, PA 19103
                   Attention:  Carmen J. Romano
                   Telephone No.:  (215) 994-4000
                   Telecopier No.: (215) 994-2222

                   if to any Management Member, to such Member's address as set forth in the records of the Company with copies to:

                   Duane Morris LLP
                   One Liberty Place
                   Philadelphia, PA 19103
                   Attention:  Sandra Stoneman
                   Telephone No.:  (215) 979-1000
                   Telecopier No.: (215) 979-1020

Any Notice sent as set forth above shall be deemed to have been given only upon actual delivery to the intended recipient thereof or upon the date of rejection of such notice, as evidenced by the return receipt therefor.

     13.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

     13.10. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13.11. NO WAIVER OF REMEDIES. The failure of a Member to insist on the strict performance of any covenant or duty required by this Agreement, or to pursue any remedy under this Agreement, shall not constitute a waiver of the breach or the remedy.

     13.12. REMEDIES CUMULATIVE. The remedies of the Members under this Agreement are cumulative and shall not exclude any other remedies to which the Member may be lawfully entitled. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other suitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

     13.13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of all of the Members and their permitted successors, legal representatives, and assigns.

     13.14. DETERMINATIONS OF FAIR MARKET VALUE. The Board shall reasonably determine Fair Market Values hereunder.

IN WITNESS WHEREOF, the sole Member of the Company has executed this Agreement, effective as of the date first written above.


                          NEW K-SEA TRANSPORTATION LLC


                                       By:  /S/ TIMOTHY J. CASEY
                                            ------------------------------------
                                           Timothy J. Casey
                                           Chief Executive Officer and President


     Each of the following members of New K-Sea LLC hereby acknowledges and agrees, in consideration of the covenants, conditions and agreements contained in this Agreement, to become bound by and/or a party to this Agreement upon the distribution of a portion of New K-Sea LLC's Membership Interest to such member.


                                       K-SEA INVESTORS L.P.
                                       By: PARK AVENUE TRANSPORTATION INC.,
                                       its general partner


                                       By:   /S/ BRIAN P. FRIEDMAN
                                            ------------------------------------
                                            Brian P. Friedman
                                            President

                                        /S/ TIMOTHY J. CASEY
                                       -----------------------------------------
                                       Timothy Casey


                                        /S/ RICK FALCINELLI
                                       -----------------------------------------
                                       Rick Falcinelli


                                        /S/ THOMAS SULLIVAN
                                       -----------------------------------------
                                       Thomas Sullivan


                                        /S/ JOHN NICOLA
                                       -----------------------------------------
                                       John Nicola

                                        /S/ CHRIS PALO
                                       -----------------------------------------
                                       Chris Palo


                                        /S/ GREG HASLINSKY
                                       -----------------------------------------
                                       Greg Haslinsky


                                        /S/ TERRY GILL
                                       -----------------------------------------
                                       Terry Gill


                                        /S/ RICHARD PITTNER
                                       -----------------------------------------
                                       Richard Pittner


                                        /S/ CARL EKLOF
                                       -----------------------------------------
                                       Carl Eklof

                                                                      SCHEDULE A

                          K-SEA GENERAL PARTNER GP LLC


                       LIST OF MEMBERS AND CAPITALIZATION

                          DATED AS OF JANUARY 14, 2004

                                 ALLOCATED CAPITAL     NUMBER         ACQUISITION
     UNITHOLDER                     CONTRIBUTION      OF UNITS           DATE
     ----------                  -----------------    ----------      -----------
K-Sea Investors L.P.                 $    460.00        460.0           4/30/99
                                     $     27.50         27.5           5/20/99
                                     $     55.00         55.0          10/12/99
                                     $    357.50        357.5          12/21/99

Timothy Casey*                       $     27.00         27.0           4/30/99
                                     $     23.00         23.0          12/21/99
                                     $      5.00          5.0           9/30/02

Rick Falcinelli*                     $      5.40          5.4           4/30/99
                                     $      4.60          4.6          12/21/99
                                     $      2.50          2.5           9/30/02

Thomas Sullivan*                     $      5.40          5.4           4/30/99
                                     $      4.60          4.6          12/21/99
                                     $      2.50          2.5           9/30/02

John Nicola*                         $     10.00         10.0           9/20/00
                                     $      2.50          2.5           9/30/02

Chris Palo*                          $      2.50          2.5           7/31/00

Greg Haslinsky*                      $      2.90          2.9           9/30/02

Terry Gill*                          $      1.10          1.1           9/30/02

Richard Pittner*                     $      0.50          0.5           9/30/02

Carl Eklof*                          $      0.50          0.5           9/30/02

Total                                $  1,000.00      1,000.0

----------
*Designates a Management Member

                                                                       EXHIBIT A

                                 FORM OF JOINDER

                                       TO

                           FIRST AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT


     THIS JOINDER to the First Amended and Restated Limited Liability Company Agreement, dated as of January 14, 2004, by and among the Members (the "AGREEMENT"), is made and entered into as of _________ by and between K-Sea General Partner GP LLC, a Delaware limited liability company (the "Company"), and _________________ ("HOLDER"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

     WHEREAS, Holder has acquired certain Units and the Company requires Holder, as a Unitholder, to become bound by and/or a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

            1. AGREEMENT TO BE BOUND. Holder hereby agrees that upon execution of this Joinder, it shall become bound by and/or a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Unitholder for the purposes of being bound thereby. In addition, Holder hereby agrees that each of the Units held by Holder shall be deemed Units for the purposes of being bound thereby and shall have the rights only as provided in the Agreement.

            2. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder (only as provided in the Agreement) and any subsequent holders of Units and the respective successors and assigns of each of them, so long as they hold any Units.

            3. COUNTERPARTS. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

            4. NOTICES. For purposes of Section 13.8 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

                 [Name]
                 [Address]
                 [Facsimile Number]

            5. GOVERNING LAW. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq. as in effect from time to time, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            6. DESCRIPTIVE HEADINGS. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

     IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

                                       [HOLDER]


                                       By:
                                          -------------------------------
                                          Name:
                                          Title: